Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Board of Directors and Stockholders
Pall Corporation:
We consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 333-132407, 333-121547, 333-111218, 333-111212, 333-76976, 333-51090, 333-87655, 333-82469, 333-68371, 033-64751) and on Form S-3 (Nos. 333-104595, 333-18971 and 033-57507) of Pall Corporation and subsidiaries of our reports dated September 26, 2008, with respect to the consolidated balance sheets of Pall Corporation and subsidiaries as of July 31, 2008 and 2007, and the related consolidated statements of earnings, stockholders’ equity and cash flows for each of the years in the three-year period ended July 31, 2008, and the related financial statement schedule and the effectiveness of internal control over financial reporting as of July 31, 2008, which reports appear in the July 31, 2008 annual report on Form 10-K of Pall Corporation.
As discussed in our report dated September 26, 2008, the Company adopted Statement of Financial Accounting Standards No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans” as of July 31, 2007, Securities and Exchange Commission Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements When Quantifying Misstatements in Current Year Financial Statements” as of July 31, 2007 and Financial Accounting Standards Board Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” as of August 1, 2007.

/s/ KPMG LLP

KPMG LLP
Melville, New York
September 26, 2008